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                                                                    EXHIBIT 21-1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                               STATE OF INCORPORATION


New Jersey Natural Gas Company                                       New Jersey

NJR Energy Holdings Corporation (formerly known as
NJR Energy Services Corp.)                                           New Jersey
  Subsidiaries:
       New Jersey Natural Energy Company                             New Jersey
       NJR Energy Services Company (formerly known as
       NJR Power Services Corporation)                               New Jersey
       NJR Energy Corp.                                              New Jersey
          Subsidiaries:
             New Jersey Natural Resources Company                    New Jersey
             NJNR Pipeline Company                                   New Jersey
             Natural Resources Compressor Company                    New Jersey


NJR Development Corp.                                                New Jersey
   Subsidiaries:
       Commercial Realty & Resources Corp.                           New Jersey
       Paradigm Power, Inc.                                          New Jersey
          Subsidiaries:
          Lighthouse One, Inc.                                       New York